As filed with the Securities and Exchange Commission on August 14, 2019

Registration No. 333-216272

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT NO. 333-216272

UNDER THE
SECURITIES ACT OF 1933

ENBRIDGE INC.

(Exact Name of Registrant as Specified in Its Charter)

Canada (State or Other Jurisdiction of Incorporation or Organization)	98-0377957 (I.R.S. Employer Identification Number)

200, 425—1st Street S.W.
Calgary, Alberta, T2P 3L8, Canada
(Address of Principal Executive Offices)

Spectra Energy Retirement Savings Plan

(Full Title of the Plan)

Kelly L. Gray
Enbridge (U.S.) Inc.
5400 Westheimer Court, Houston, Texas 77056
(713) 627-5400
(Name, Address and Telephone Number of Agent for Service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.

☐

EXPLANATORY NOTE

Enbridge Inc., a Canadian corporation (the “Registrant”), hereby files this Post-Effective Amendment No. 1 to the Form S-8 Registration Statement to deregister certain securities originally registered by the Registrant pursuant to the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on February 27, 2017 (File No. 333-216272) (the “2017 Registration Statement”), pursuant to which the Registrant registered 9,100,000 of the Registrant’s common shares (the “Common Shares”) and an indeterminate number of plan interests for offer or sale under the Spectra Energy Retirement Savings Plan (the “Spectra Plan”).

Effective as of December 31, 2018, the Spectra Plan was merged into and with the Enbridge Employee Services, Inc. Employees’ Savings Plan (the “Enbridge Plan”) and in connection therewith, no further offers or sales of securities are being made under the Spectra Plan.  Accordingly, the Registrant hereby deregisters all Common Shares remaining unissued under the Spectra Plan and the 2017 Registration Statement, along with the associated plan interests.  Although certain Common Shares and related plan interests under the Spectra Plan are being deregistered, this Amendment No. 1 shall not serve to reduce the number of Common Shares registered on the 2017 Registration Statement under the other plans that are addressed thereon.

Concurrently with the filing of this Post-Effective Amendment No. 1 to the 2017 Registration Statement, the Registrant is filing a Registration Statement on Form S-8 to register 6,100,000 Common Shares and an indeterminate number of plan interests for offer or sale under the Enbridge Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on August 14, 2019.

ENBRIDGE INC.

By:	/s/ Karen K.L. Uehara
Name:	Karen K.L. Uehara
Title:	Vice President and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Robert R. Rooney, Executive Vice President and Chief Legal Officer, and Karen K.L. Uehara, Vice President and Corporate Secretary, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the indicated capacities on August 14, 2019.

Signature	Title

/s/ Al Monaco	President, Chief Executive Officer and Director
Al Monaco

/s/ Colin K. Grundling	Executive Vice President & Chief Financial Officer
Colin K. Grundling

/s/ Mark A. Maki	Senior Vice President & Chief Accounting Officer
Mark A. Maki

/s/ Gregory L. Ebel	Chair of the Board of Directors
Gregory L. Ebel

/s/ Pamela L. Carter	Director
Pamela L. Carter

/s/ Marcel R. Coutu	Director
Marcel R. Coutu

/s/ Susan M. Cunningham	Director
Susan M. Cunningham

/s/ J. Herb England	Director
J. Herb England

/s/ Charles W. Fischer	Director
Charles W. Fischer

/s/ V. Maureen Kempston Darkes	Director
V. Maureen Kempston Darkes

/s/ Teresa S. Madden	Director
Teresa S. Madden

/s/ Dan C. Tutcher	Director
Dan C. Tutcher

/s/ Catherine L. Williams	Director
Catherine L. Williams

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the Authorized Representative in the United States has duly caused this registration statement to be signed on its behalf by the undersigned, solely in her capacity as the duly authorized representative of Enbridge Inc. in the City of Houston, State of Texas, United States, on August 14, 2019.

By:	/s/ Kelly L. Gray
Name:	Kelly L. Gray
Title:	Authorized Representative in the United States Enbridge (U.S.) Inc.

Pursuant to the requirements of the Securities Act, the trustees (or other persons who administer the Enbridge Employee Services, Inc. Employee Savings Plan, the successor by merger to the Spectra Energy Retirement Savings Plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on August 14, 2019.

ENBRIDGE EMPLOYEE SERVICES, INC. EMPLOYEES’ SAVINGS PLAN

By:	/s/ Marc N. Weil
Name:	Marc N. Weil
Title:	Member of the Enbridge Inc. Pension Committee